Exhibit 8.1
June 2, 2006
Crosstex Energy, Inc.
2501 Cedar Springs
Suite 100
Dallas, Texas 75201
Ladies and Gentlemen:
     We have acted as counsel for Crosstex Energy, Inc., a Delaware corporation (the “Company”), with respect to certain legal matters in connection with the filing with the Securities and Exchange Commission (the “Commission”) of a registration statement (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), registering securities to be issued and sold by the Company from time to time pursuant to Rule 415 under the Securities Act. Such securities include (i) shares of common stock, par value $.01 per share, of the Company (the “Common Stock”), (ii) shares of preferred stock, par value $.01 per share, of the Company (the “Preferred Stock”), (iii) warrants to purchase other securities (the “Warrants”) and (iv) stock purchase contracts of the Company (the “Stock Purchase Contracts”). The Common Stock, Preferred Stock, Warrants and Stock Purchase Contracts are collectively referred to herein as the “Securities.”
     In connection therewith, we prepared the discussion set forth under the caption “Material Tax Consequences” (the “Discussion”) in the prospectus contained in the Registration Statement.
     All statements of legal conclusions contained in the Discussion, unless otherwise noted, are our opinion with respect to the matters set forth therein as of the effective date of the Registration Statement, and are, to the extent noted in the Discussion, based on the accuracy of certain factual matters. In addition, we are of the opinion that the federal income tax discussion in the Registration Statement with respect to those matters as to which no legal conclusions are provided is an accurate discussion of such federal income tax matters (except for the representations and statements of fact of the Company, included in such discussion, as to which we express no opinion).
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm and this opinion contained in the Discussion. In giving this consent, however, we do not hereby admit that we are within the category of persons whose consent is required under section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Baker Botts L.L.P.